                                                                    EXHIBIT 10.1


         ============================================================


                         AGREEMENT AND PLAN OF MERGER


                                     among

                            STERLING SOFTWARE, INC.

                      STERLING SOFTWARE (SOUTHERN), INC.

                                      and

                            CAYENNE SOFTWARE, INC.


                          dated as of August 27, 1998

         ============================================================

                                TABLE OF CONTENTS

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AGREEMENT AND PLAN OF MERGER......................................................................................1

ARTICLE I - THE MERGER............................................................................................1
         Section 1.1       The Merger.............................................................................1
         Section 1.2       Closing................................................................................2
         Section 1.3       Effective Time.........................................................................2
         Section 1.4       Effects of the Merger..................................................................2
         Section 1.5       Certificate of Incorporation; Bylaws...................................................2
         Section 1.6       Directors; Officers....................................................................2

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL
STOCK OF THE CONSTITUENT CORPORATIONS.............................................................................3
         Section 2.1       Effect on Capital Stock................................................................3
         Section 2.2       Stock Options and Warrants.............................................................4

ARTICLE III - PAYMENT FOR SHARES..................................................................................5
         Section 3.1       Payment for Shares.....................................................................5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.......................................................................7
         Section 4.1       Representations and Warranties of Company..............................................7
         Section 4.2       Representations and Warranties of Parent and Merger Sub...............................21

ARTICLE V - CONDUCT OF BUSINESS OF COMPANY.......................................................................22
         Section 5.1       Conduct of Business of Company........................................................22

ARTICLE VI - ADDITIONAL COVENANTS................................................................................24
         Section 6.1       Preparation of the Proxy Statement....................................................24
         Section 6.2       Stockholders Meeting..................................................................24
         Section 6.3       Access to Information; Confidentiality................................................25
         Section 6.4       Reasonable Best Efforts...............................................................25
         Section 6.5       Public Announcements..................................................................25
         Section 6.6       No Solicitation; Acquisition Proposals................................................26
         Section 6.7       Consents, Approvals and Filings.......................................................27
         Section 6.8       Board Action Relating to Stock Option Plans...........................................28
         Section 6.9       Employee Benefit Matters..............................................................28
         Section 6.10      Indemnification; Directors' and Officers' Insurance...................................28
         Section 6.11      Credit Arrangements...................................................................29

ARTICLE VII - CONDITIONS PRECEDENT...............................................................................31
         Section 7.1       Conditions to Each Party's Obligation to Effect the Merger............................31
         Section 7.2       Conditions to Obligations of Parent and Merger Sub....................................31
         Section 7.3       Conditions to Obligation of Company...................................................32

                                      (i)

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ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.................................................................33
         Section 8.1       Termination...........................................................................35
         Section 8.2       Effect of Termination.................................................................35
         Section 8.3       Amendment.............................................................................35
         Section 8.4       Extension; Waiver.....................................................................35
         Section 8.5       Procedure for Termination, Amendment, Extension or Waiver.............................35

ARTICLE IX - GENERAL PROVISIONS..................................................................................35
         Section 9.1       Nonsurvival of Representations and Warranties.........................................35
         Section 9.2       Fees and Expenses.....................................................................36
         Section 9.3       Definitions...........................................................................36
         Section 9.4       Notices...............................................................................39
         Section 9.5       Interpretation........................................................................39
         Section 9.6       Entire Agreement; Third-Party Beneficiaries...........................................39
         Section 9.7       Governing Law.........................................................................39
         Section 9.8       Assignment............................................................................39
         Section 9.9       Enforcement...........................................................................40
         Section 9.10      Severability..........................................................................40
         Section 9.11      Counterparts..........................................................................40

                                     (ii)

                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of August 27, 1998 (this "Agreement"), is made and entered into among Sterling Software, Inc., a Delaware corporation ("Parent"), Sterling Software (Southern), Inc., a Georgia corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Cayenne Software, Inc., a Massachusetts corporation ("Company").

                                   RECITALS:

     A. The Executive Committee of the Board of Directors of Parent and the respective Boards of Directors of Merger Sub and Company have determined that it would be advisable and in the best interests of their respective stockholders for Parent to acquire Company, by means of a merger of Company with and into Merger Sub (the "Merger"), on the terms and subject to the conditions set forth in this Agreement.

     B. Concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Merger Sub's willingness to enter into this Agreement, (i) Parent and Company have entered into a Stock Option Agreement, dated as of the date hereof (the "Stock Option Agreement"), pursuant to which Company has granted to Parent an option to purchase certain shares of capital stock of Company under certain circumstances and (ii) Parent has entered into a Stockholder Agreement, dated as of the date hereof (the "Stockholder Agreement"), with each of the Preferred Stockholders (as hereinafter defined), pursuant to which each Preferred Stockholder has (x) agreed, among other things, to vote all shares of capital stock of Company owned by such Preferred Stockholder in favor of the approval of this Agreement and (y) granted to Parent an option to purchase all shares of capital stock of Company owned by such Preferred Stockholder.

     C. Parent, Merger Sub and Company desire to make certain representations, warranties and covenants in connection with the Merger and to prescribe various conditions to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

      Section 1.1   The Merger.  On the terms and subject to the conditions set
                    ----------
forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law (the "MBCL") and the Georgia Business Corporation Code (the "GBCC"), the Merger shall be effected and Company shall be merged with and into Merger Sub at the Effective Time (as hereinafter defined). At the Effective Time, the separate existence of Company shall cease and Merger Sub shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

      Section 1.2   Closing.  Unless this Agreement shall have been terminated
                    -------
and the transactions herein contemplated shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place as soon as practicable, but in no event later than 10:00 a.m. on the second business day (the "Closing Date") following satisfaction or waiver of all of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Jones, Day, Reavis & Pogue, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, unless another date, time or place is agreed to in writing by the parties hereto.

      Section 1.3   Effective Time.  On the Closing Date (or on such other date
                    --------------
as Parent and Company may agree), the parties hereto shall file with the Secretary of State of The Commonwealth of Massachusetts (the "Massachusetts State Secretary") articles of merger (the "Massachusetts Articles of Merger") and any other appropriate documents, executed in accordance with the relevant provisions of the MBCL, shall file with the Secretary of State of the State of Georgia (the "Georgia State Secretary") a certificate of merger (the "Georgia Certificate of Merger") and any other appropriate documents, executed in accordance with the relevant provisions of the GBCC, and shall make all other filings or recordings required under the MBCL and GBCC in connection with the Merger. The Merger shall become effective upon the later of the filing of the Massachusetts Articles of Merger and the filing of the Georgia Certificate of Merger, or at such later time as may be specified in the Massachusetts Articles of Merger or the Georgia Certificate of Merger (the "Effective Time").

      Section 1.4   Effects of the Merger.  The Merger shall have the effects
                    ---------------------
set forth in the applicable provisions of the MBCL and the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities of Company and Merger Sub shall become the liabilities of the Surviving Corporation.

      Section 1.5   Certificate of Incorporation; Bylaws  At the Effective Time,
                    ------------------------------------
(a) the certificate of incorporation of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law and (b) the bylaws of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

      Section 1.6   Directors; Officers.  From and after the Effective Time, (a)
                    -------------------
the directors of Merger Sub shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and (b) the officers of Merger Sub shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE II

                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

      Section 2.1   Effect on Capital Stock.  At the Effective Time, by virtue
                    -----------------------
of the Merger and without any action on the part of any holder of shares of Company's common stock, par value $0.01 per share (the "Common Shares"), or shares of Company's Series D Convertible Preferred Stock, par value $1.00 per share (the "Preferred Shares" and, together with the Common Shares, the "Shares"), or any other capital stock of Company or any shares of capital stock of Merger Sub:

          (a) Common Stock of Merger Sub.  Each share of common stock, par value
              --------------------------
$0.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected in any way by the effectiveness of the Merger.

          (b) Cancellation of Treasury Shares and Parent-Owned Shares.  Each
              -------------------------------------------------------
Share issued and outstanding immediately prior to the Effective Time that is owned by Company or any Subsidiary (as hereinafter defined) of Company or by Parent, Merger Sub or any other Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Shares.  Each Share issued and outstanding
              --------------------
immediately prior to the Effective Time (other than Shares to be canceled and retired in accordance with Section 2.1(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the applicable amount of cash specified in this Section 2.1(c) (the "Merger Consideration"), which (i) in the case of each Common Share, is $0.375, and (ii) in the case of each Preferred Share, is $20.00, upon surrender of the certificate formerly representing such Share in accordance with this Agreement; provided, however, that in the event that there shall be outstanding at the Effective Time any Advances (as hereinafter defined), the Merger Consideration shall be reduced, in the case of each Common Share, by an amount (rounded to the nearest one-tenth of a cent) equal to the quotient obtained by dividing (1) the aggregate amount of such outstanding Advances by (2) 21,333,398.

          (d) Dissenting Shares.  Notwithstanding anything in this Agreement to
              -----------------
the contrary, any Shares issued and outstanding immediately prior to the Effective Time held by a holder who has the right to demand, and who properly demands, payment for such Shares ("Dissenting Shares") in accordance with Sections 85 through 98 of the MBCL (together with any successor provisions, the "Appraisal Provisions") shall not be converted into a right to receive the applicable Merger Consideration, unless such holder fails to perfect or otherwise loses such holder's right to payment in accordance with the Appraisal Provisions. If, after the Effective Time, such holder fails to perfect or loses any such right, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the applicable Merger Consideration in accordance with Section 2.1(c). At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in the Appraisal Provisions and as provided in the immediately preceding sentence. Company shall give prompt notice to Parent of any demands received by Company for payment in accordance with the Appraisal Provisions, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

      Section 2.2   Stock Options and Warrants.
                    --------------------------

          (a) At the Effective Time, each then-outstanding option to purchase Common Shares (collectively, the "Options") granted under the Bachman Information Systems, Inc. Amended and Restated 1986 Incentive and Nonqualified Stock Option Plan, the Cayenne Software, Inc. Amended 1996 Incentive and Nonqualified Stock Option Plan, the Cayenne Software, Inc. 1998 Nonqualified Stock Option Plan, the Cadre Technologies, Inc. 1988 Incentive and Non-Statutory Stock Option Plan, the Cadre Technologies, Inc. 1989 Non-Statutory Stock Option Plan and the Stock Option Agreements, dated December 29, 1997, between Company and each of Massood Zarrabian and Frederick Phillips (collectively, the "Stock Option Plans"), whether or not then exercisable or fully vested, shall be assumed by Parent and shall constitute an option (a "Substitute Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, including without limitation term, vesting, exercisability, status as an "incentive stock option" under
Section 422 of the Code (if applicable) or as an employee stock purchase plan option under Section 423 of the Code (if applicable), and termination provisions, the number of shares of common stock, par value $0.10 per share ("Parent Common Stock"), of Parent, rounded down to the nearest whole share (it being understood that the portion, if any, of an Option that would otherwise have resulted in a Substitute Option being exercisable to purchase a fractional share of Parent Common Stock shall be extinguished as a result of such rounding), determined by multiplying the number of Common Shares subject to such Option immediately prior to the Effective Time by the Conversion Factor, at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Common Shares subject to such Option divided by the Conversion Factor; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code or as an employee stock purchase plan option under Section 423 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code.

          (b) Company shall use its best efforts to obtain all necessary waivers, consents or releases from holders of Options granted under the Stock Option Plans and take any such other action as may be reasonably necessary to give effect to the transactions contemplated by Section 2.2(a).

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in Section 2.2(a). At such time (if any) as such action may be required under the Securities Act (as hereinafter defined), Parent will cause the shares of

Parent Common Stock subject to all then-outstanding Substitute Options to be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such Substitute Options remain outstanding. In addition, at such time (if any) as such action may be required under the rules and policies of the NYSE (as hereinafter defined) or any other exchange upon which shares of Parent Common Stock may be listed, Parent shall use all reasonable efforts to cause the shares of Parent Common Stock subject to all then-outstanding Substitute Options to be listed on the NYSE or such other exchange, as the case may be.

          (d) At the Effective Time, each then-outstanding warrant to purchase Common Shares (collectively, the "Warrants") issued under or evidenced by the Warrant Agreement, dated December 20, 1996, between Company and Silicon Valley Bank, the Convertible Preferred Stock Purchase Agreement, dated January 2, 1997, between Company and Southbrook International Investments, Ltd. ("Southbrook"), the Convertible Preferred Stock Purchase Agreement, dated July 18, 1997, between Company and Southbrook, the Convertible Preferred Stock Purchase Agreement, dated August 28, 1997, between Company, the Preferred Stockholders and certain other persons named therein, the Warrant Certificate, dated November 1995, executed by Cadre Technologies, Inc. ("Cadre Technologies") in favor of First Portland Corporation (dba First Portland Leasing Corp.), the Share Purchase Agreement, dated April 13, 1995, between Cadre Technologies and Stichting Administratiekantoor Cadmount, and the Warrant Certificate, dated January 1997, executed by Company in favor of Rene de Vleeschauver (collectively, the "Warrant Documents") shall be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (e) Company shall use its best efforts to obtain all necessary waivers, consents or releases from holders of Warrants issued under or evidenced by the Warrant Documents and take such other action as may be reasonably necessary to give effect to the transactions contemplated by Section 2.2(d).

                                  ARTICLE III

                              PAYMENT FOR SHARES

      Section 3.1   Payment for Shares.
                    ------------------

          (a) Payment Fund.  Concurrently with the Effective Time, Parent shall
              ------------
deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Parent, which shall be reasonably satisfactory to Company (the "Paying Agent"), for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration payable upon the conversion of Shares pursuant to Section 2.1(c) (the "Payment Fund").

          (b) Letters of Transmittal; Surrender of Certificates.  As soon as
              -------------------------------------------------
reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record (other than Company or any of its Subsidiaries or Parent, Merger Sub or any other Subsidiary of Parent) of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the "Certificates"),
(i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of (i) the number of Shares theretofore represented by such Certificate and (ii) the applicable Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Parent and the Surviving Corporation that such taxes have been paid or are not applicable.

          (c) Cancellation and Retirement of Shares; No Further Rights.  As of
              --------------------------------------------------------
the Effective Time, all Shares (other than Shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such Shares shall cease to have any rights with respect thereto or arising therefrom (including without limitation the right to vote), except the right to receive the applicable Merger Consideration, without interest, upon surrender of such Certificate in accordance with Section 3.1(b), and until so surrendered, each such Certificate shall represent for all purposes only the right to receive the applicable Merger Consideration, without interest. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this
Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates.

          (d) Investment of Payment Fund.  The Paying Agent shall invest the
              --------------------------
Payment Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Payment Fund shall be the property of and paid over to Parent as and when requested by Parent.

          (e) Termination of Payment Fund.  Any portion of the Payment Fund
              ---------------------------
which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates that have not theretofore complied with this Article III shall thereafter look only to Parent, and only as general creditors thereof, for payment of their claim for any Merger Consideration.

          (f) No Liability.  None of Parent, Merger Sub, the Surviving
              ------------
Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (g) Withholding Rights.  Parent shall be entitled to deduct and
              ------------------
withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

      Section 4.1   Representations and Warranties of Company.  Company
                    -----------------------------------------
represents and warrants to Parent and Merger Sub as follows:

          (a) Organization, Standing and Corporate Power.  Each of Company and
              ------------------------------------------
each Subsidiary of Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Company and each Subsidiary of Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on Company. Company has delivered to Parent true, complete and correct copies of the articles of organization and by-laws or comparable governing documents of Company and each Subsidiary of Company, in each case as amended to the date of this Agreement. A true, correct and complete list of all Subsidiaries of Company, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's capital stock owned by Company or another Subsidiary, is set forth in Section 4.1(a) of the Disclosure Schedule (as hereinafter defined).

          (b) Authority; Noncontravention.  Company has the requisite corporate
              ---------------------------
power and authority to enter into this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject, in the case of the Merger, to the approval of this Agreement by its stockholders as contemplated by Section 6.2. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by Company and, assuming that this Agreement or the Stock Option Agreement, as applicable, constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. Except as specified in Section 4.1(b) of the Disclosure Schedule, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby or thereby and compliance with the provisions hereof or thereof will not, (i) conflict with any of the provisions of the articles of organization or by-laws of Company or the comparable governing documents of any Subsidiary of Company, in each case as amended to the date of this Agreement, (ii) subject to the governmental filings and other matters referred to in Section 4.1(c), conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or a loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in Section 4.1(c), contravene any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (c) Consents and Approvals.  No consent, approval or authorization of,
              ----------------------
or declaration or filing with, or notice to, any domestic or foreign governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Company or the consummation by Company of the transactions contemplated hereby or thereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) the Proxy Statement (as hereinafter defined), and (B) such reports under the Exchange Act (as hereinafter defined) as may be required in connection with this Agreement or the Stock Option Agreement and the transactions contemplated hereby or thereby, (iii) the filing of the Massachusetts Articles of Merger with the Massachusetts State Secretary and the filing of the Georgia Certificate of Merger with the Georgia State Secretary, and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (iv) such other consents, approvals, authorizations, filings or notices as are specified in Section 4.1(c) of the Disclosure Schedule, and (v) any other consents, approvals, authorizations, filings or notices the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (d) Capital Structure.  The authorized capital stock of Company
              -----------------
consists solely of 52,400,000 Common Shares and 1,600,000 shares of preferred stock, par value $1.00 per share, of Company. As of the date hereof: (i) 21,333,398 Common Shares were issued and outstanding; (ii) 170,000 Preferred Shares were issued and outstanding; (iii) 2,578,762 Common Shares were reserved for issuance pursuant to outstanding Options granted under the Stock Option Plans; (iv) 5,200,000 Common Shares were reserved for issuance upon conversion of Preferred Shares; (v) 1,407,973 Common Shares were reserved for issuance pursuant to outstanding Warrants issued under or evidenced by the Warrant Documents; and (vi) no Common Shares were held by Company in its treasury. Except as set forth in the immediately preceding sentence, as of the date hereof, no shares of capital stock or other equity securities of Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as specified above or in Section 4.1(d) of the Disclosure Schedule, and except for the Stock Option Agreement, neither Company nor any Subsidiary of Company has or is subject to or bound by or, at or after the Effective Time will have or be subject to or bound by, any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (i) obligates Company or any Subsidiary of Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of Company or any Subsidiary of Company, (ii) restricts the transfer of any shares of capital stock of Company or any of its Subsidiaries, or (iii) relates to the voting of any shares of capital stock of Company or any of its Subsidiaries. No bonds, debentures, notes or other indebtedness of Company or any Subsidiary of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Company or any Subsidiary of Company may vote are issued or outstanding. Except as specified in Section 4.1(d) of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary of Company have been duly authorized, validly issued, fully paid and nonassessable and are owned by Company, by one or more Subsidiaries of Company, by Company and one or more such Subsidiaries, or by persons who are designees of Company or a Subsidiary of Company in the case of foreign qualifying shares held by such persons in accordance with the laws of the jurisdiction of organization of certain foreign Subsidiaries of Company, free and clear of Liens (as hereinafter defined). Company has taken all necessary corporate action to authorize, reserve for issuance and permit the issuance of, and at all times from the date hereof until the Stock Option Agreement terminates will keep reserved for issuance upon exercise of the option granted to Parent pursuant to the Stock Option Agreement, all Common Shares or other securities which may be issuable pursuant to the Stock Option Agreement. All Common Shares or other securities which may be issuable pursuant to the Stock Option Agreement, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens. All Common Shares held pursuant to the Escrow Agreement, dated as of July 18, 1996, by and among Bachman Information Systems, Inc., James
P. Lally, as agent for the former stockholders of Cadre Technologies, and State Street Bank and Trust Company, as escrow agent, have been distributed in accordance with the terms thereof.

          (e) SEC Documents.  Company has filed all reports, schedules, forms,
              -------------
statements and other documents required to be filed with the SEC pursuant to the Securities Act or the Exchange Act since December 31, 1994 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of (i) the SEC Documents as of such dates or (ii) any press release or other public statement issued or made by Company (with any statement pertaining to the Company made by an executive officer of Company being deemed for purposes of this Section 4.1(e) to have been made by Company) since December 31, 1994, as of their respective dates of issuance, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (f) Absence of Certain Changes or Events; No Undisclosed Material
              -------------------------------------------------------------
Liabilities.
-----------

               (i) Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or specified in Section 4.1(f) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, Company and its Subsidiaries have conducted their businesses only in the ordinary course, and there has not been: (A) any Material Adverse Change; (B) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Company's capital stock, or any redemption or other acquisition by Company of any shares of its capital stock; (C) any increase in the rate or terms of compensation payable or to become payable by Company or its Subsidiaries to their directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practice; (D) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practices or as required by applicable law; (E) any entry into any agreement, commitment or transaction by Company or any of its Subsidiaries which is material to Company and its Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the ordinary course of business consistent with past practice; (F) any change by Company in accounting methods, principles or practices, except as required or permitted by generally accepted accounting principles; (G) any write-off or write-down of, or any determination to write-off or write-down, any asset of Company or any of its Subsidiaries or any portion thereof which write-off, write-down or determination exceeds $50,000 individually or $250,000 in the aggregate; (H) any announcement or implementation of any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company or its Subsidiaries; or (I) any announcement of or entry into any agreement, commitment or transaction by Company or any of its Subsidiaries to do any of the things described in the preceding clauses (A) through (H) otherwise than as expressly provided for herein.

               (ii) Except as disclosed in the Filed SEC Documents or specified in Section 4.1(f) of the Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Filed SEC Documents, there are no liabilities of Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (g)  Certain Information.  The Proxy Statement will, at the time it is
               -------------------
filed with the SEC, at any time that it is amended or supplemented, at the time it is mailed to the stockholders of Company and at the time of the Stockholders Meeting referred to in Section 6.2, (i) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by Company with respect to statements made therein based on information supplied by Parent or Merger Sub specifically for inclusion therein.

          (h)  Real Property; Other Assets.
               ---------------------------

               (i) Section 4.1(h)(i) of the Disclosure Schedule sets forth all of the real property owned in fee by Company and its Subsidiaries (the "Owned Real Property").

               (ii) Company or one of its Subsidiaries has good and marketable title to each parcel of Owned Real Property and to each other asset reflected in the latest balance sheet of Company included in the Filed SEC Documents (other than any such other asset disposed of or consumed in the ordinary course of business or as specified in Section 4.1(h)(ii) of the Disclosure Schedule) free and clear of all Liens except (A) those reflected or reserved against in the latest balance sheet of Company included in the Filed SEC Documents, (B) taxes and general and special assessments not in default and payable without penalty and interest, and (C) other Liens that individually or in the aggregate would not have a Material Adverse Effect on Company.

               (ii) Company has heretofore made available to Parent true, correct and complete copies of all leases, subleases and other agreements (the "Real Property Leases") under which Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the "Leased Real Property"), including all modifications, amendments and supplements thereto. Except in each case where the failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company: (A) Company or one of its Subsidiaries has a valid and subsisting leasehold interest in each parcel of Leased Real Property free and clear of all Liens and each Real Property Lease is in full force and effect,
(B) all rent and other sums and charges payable by Company or its Subsidiaries as tenants thereunder are current in all material respects, (C) no termination event or condition or uncured default of a material nature on the part of Company or any such Subsidiary or, to Company's knowledge, the landlord, exists under any Real Property Lease, and (D) Company or one of its Subsidiaries is the sole undisputed lessee of each Leased Real Property, is in actual possession thereof and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease.

          (i)  Software.
               --------

               (i) Section 4.1(i)(i) of the Disclosure Schedule sets forth under the caption "Owned Software" a true, correct and complete list of all computer programs (source code or object code) owned by Company or any Subsidiary of Company, including without limitation any computer programs in the development or testing phase (collectively, the "Owned Software"), and Section 4.1(i)(i) of the Disclosure Schedule sets forth under the caption "Licensed Software" a true, correct and complete list of all computer programs (source code or object code) licensed to Company or any Subsidiary of Company by another person (other than any off-the-shelf computer program that is so licensed under a shrink wrap license) (collectively, the "Licensed Software" and, together with the Owned Software, the "Software").

               (ii) Except as specified in Section 4.1(i)(ii) of the Disclosure Schedule, Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Liens. Company, directly or through its Subsidiaries, is in actual possession of the source code and object code for each computer program included in the Owned Software, and Company, directly or through its Subsidiaries, is in possession of all other documentation (including without limitation all related engineering specifications, program flow charts, installation and user manuals) and know-how required for the effective use of the Software as currently used in Company's business or as offered or represented to Company's customers or potential customers. Company, directly or through its Subsidiaries, is in actual possession of the object code and user manuals for each computer program included in the Licensed Software. The Software constitutes all of the computer programs necessary to conduct Company's business as now conducted, and includes all of the computer programs used in the development, marketing, licensing, sale or support of the products and the services presently offered by Company.
Except as specified in Section 4.1(i)(ii) of the Disclosure Schedule, no person other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

               (iii) Section 4.1(i)(iii) of the Disclosure Schedule sets forth a true, correct and complete list, by computer program, of (A) all persons other than Company and its Subsidiaries that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with or without the giving of notice or passage of time or both) for any of the Owned Software, and (B) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all other persons who are actual or potential beneficiaries of such escrow agreement), and identifies with specificity all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation. Except as specified in Section 4.1(i)(iii) of the Disclosure Schedule, no person (other than Company and its Subsidiaries and any person that is a party to a contract referred to in clause (v) of the first sentence of Section 4.1(l) that restricts such person from disclosing any information concerning such source code) is in possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

               (iv) There are no defects in any computer program included in the Software that would adversely affect the functioning thereof in accordance with any published specifications therefor or which would cause the Owned Software or, to Company's knowledge, the Licensed Software, to fail to be Year 2000 compliant in all material respects. Without limiting the generality of the foregoing, all of the Owned Software and, to Company's knowledge, all of the Licensed Software has the following properties and capabilities: (A) the capability to correctly recognize and accurately process dates expressed as a four-digit number (or the binary equivalent or other machine readable iteration thereof) (collectively, the "Four-Digit Dates"); (B) the capability to accurately execute calculations using Four-Digit Dates; (C) the functionality (both on-line and batch), including entry, inquiry, maintenance and update, to support processing involving Four-Digit Dates; (D) the capability to generate interfaces and reports that support processing involving Four-Digit Dates; (E) the capability to generate and successfully transition, without human intervention, into the year 2000 using the correct system date and to thereafter continue processing with Four-Digit Dates; and (F) the capability to provide correct results in forward and backward data calculations spanning century boundaries, including the conversion of pre-2000 dates currently stored as two-digit dates; provided, however, that no representation or warranty is made as to the effect that defects in computer programs, hardware or systems provided by third parties (or the inability of any such programs, hardware or systems, other than those contemplated by the documentation for the Software to be used in conjunction with the Software, to properly exchange date data with the Software) may, when used in conjunction with the Software, have on the foregoing capabilities. Each computer program included in the Software is in machine readable form and contains all current revisions. Section 4.1(i)(iv) of the Disclosure Schedule sets forth a true, correct and complete list of any current developments or maintenance efforts with respect to the Owned Software, including without limitation the development of new computer programs, enhancements or revisions to existing computer programs included in the Owned Software.

               (v) Except as specified in Section 4.1(i)(v) of the Disclosure Schedule, none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any version or release of any computer program included in the Software obligates or will obligate Company, any Subsidiary of Company or any of their respective successors or assigns to pay any royalty, fee or other compensation to any other person.

               (vi) Neither Company nor any of its Subsidiaries markets, or has marketed, and none of them has supported or is obligated to support, any Licensed Software.

               (vii) Except as specified in Section 4.1(i)(vii) of the Disclosure Schedule, no agreement, license or other arrangement pertaining to any of the Software (including without limitation any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which Company or any Subsidiary of Company is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (j)  Intellectual Property.
               ---------------------

               (i) Section 4.1(j)(i) of the Disclosure Schedule sets forth a true, correct and complete list (including, to the extent applicable, registration, application or file numbers) of all patents, trademarks, trade names, service marks, domain names and registered copyrights used by Company or any Subsidiary of Company in connection with the conduct of Company's business, and all registrations of or applications for registration of any of the foregoing, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, together with all trade dress, trade secrets, processes, formulae, designs, know-how and other intellectual property rights that are so used, the "Intellectual Property"). Parent has heretofore been furnished with true, correct and complete copies of each U.S. registration or application for U.S. registration covering any of the Intellectual Property which is registered with, or in respect of which any application for registration has been filed with, any U.S. Governmental Entity.

               (ii) The Intellectual Property includes all of the intellectual property rights owned or licensed by Company and its Subsidiaries that are reasonably necessary to conduct Company's business as it is now conducted, and includes all of the intellectual property rights owned or licensed by Company and its Subsidiaries that are used in the development, marketing, licensing or support of the Software. Except as specified in Section 4.1(j)(ii) of the Disclosure Schedule, (A) Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property free and clear of all Liens and (B) no person or entity other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market or exploit the Intellectual Property or any portion thereof.

          (k)  No Infringement.  Except as specified in Section 4.1(k) of the
               ---------------
Disclosure Schedule, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any Software or Intellectual Property, as such Software or Intellectual Property, as the case may be, is or was, or is currently contemplated to be, sold, licensed, leased, transferred, used or otherwise exploited by such persons, does, did or will (i) infringe on any patent, trademark, copyright or other right of any other person, (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person, or (iii) entitle any other person to any interest therein, or right to compensation from Company, any Subsidiary of Company or any of their respective successors or assigns, by reason thereof. Except as specified in
Section 4.1(k) of the Disclosure Schedule, neither Company nor any of its Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any lawsuit, claim, demand, proceeding or investigation involving matters of the type contemplated by the immediately preceding sentence or is aware of any facts or circumstances that could reasonably be expected to give rise to any such lawsuit, claim, demand, proceeding or investigation. Except as specified in Section 4.1(k) of the Disclosure Schedule, there are no restrictions on the ability of Company, any Subsidiary of Company or any of their respective successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Software or Intellectual Property.

          (l)  Material Contracts.  There have been made available to Parent and
               ------------------
its representatives true, correct and complete copies of all of the following contracts to which Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, the "Material Contracts"): (i) contracts with any current officer or director of Company or any of its Subsidiaries; (ii) contracts pursuant to which Company or any of its Subsidiaries licenses other persons to use the Software and pursuant to which other persons license Company or any of its Subsidiaries to use the Licensed Software; (iii) contracts (A) for the sale of any of the assets of Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business or (B) for the grant to any person of any preferential rights to purchase any of its assets; (iv) contracts which restrict Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or which restrict any other person from competing with Company or any of its Subsidiaries in any line of business or in any geographical area; (v) contracts which restrict Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other person or which restrict any other person from disclosing any information concerning or obtained from Company or any of its Subsidiaries; (vi) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and other contracts relating to the borrowing of money; and (vii) all other agreements, contracts or instruments entered into outside of the ordinary course of business or which are material to Company. Except as specified in Section 4.1(l) of the Disclosure Schedule, all of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as specified in Section 4.1(l) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the knowledge of Company, is any other party to any Material Contract in breach or default thereunder in any material respect.

          (m)  Litigation, etc.  As of the date hereof, except as specified in
               ---------------
Section 4.1(m) of the Disclosure Schedule, (i) there is no suit, claim, action, proceeding (at law or in equity) or investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries before any court or other Governmental Entity, and (ii) neither Company nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, decree or arbitration order or award that, in any such case described in clauses
(i) and (ii), has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Company, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

          (n)  Compliance with Applicable Laws.  All federal, state, local and
               -------------------------------
foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for each of Company and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Except as disclosed in the Filed SEC Documents or in
Section 4.1(n) of the Disclosure Schedule, Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (o)  Environmental Laws.  Except as specified in Section 4.1(o) of the
               ------------------
Disclosure Schedule and as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company: (A) neither Company nor any of its Subsidiaries has violated or is in violation of any Environmental Law; (B) none of the Owned Real Property or Leased Real Property (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (C) neither Company nor any of its Subsidiaries is liable for any off-site contamination; (D) neither Company nor any of its Subsidiaries has any liability or remediation obligation under any Environmental Law; (E) no assets of Company or any of its Subsidiaries are subject to pending or threatened Liens under any Environmental Law; (F) Company and its Subsidiaries have all Permits required under any Environmental Law ("Environmental Permits"); and (G) Company and its Subsidiaries are in compliance with their respective Environmental Permits.

          (p)  Taxes.  Except as specified in Section 4.1(p) of the Disclosure
               -----
Schedule:

               (i) Except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has (A) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by or for it in respect of any Taxes (as hereinafter defined) and has caused such Returns as so filed to be true, correct and complete, (B) established reserves that are reflected in Company's most recent financial statements included in the Filed SEC Documents and that as so reflected are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Company and its Subsidiaries through the date hereof, and (C) timely withheld and paid over to the proper taxing authorities all Taxes and other amounts required to be so withheld and paid over. Each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has timely paid all Taxes that are shown as being due on the Returns referred to in the immediately preceding sentence.

               (ii) (A) There has been no taxable period since 1991 for which a Return of Company or any of its Subsidiaries has been examined by the Internal Revenue Service (the "IRS"), (B) all examinations described in clause (A) have been completed without the assertion of material deficiencies, and (C) except for alleged deficiencies which have been finally and irrevocably resolved, Company has not received formal or informal notification that any deficiency for any Taxes, the amount of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, has been or will be proposed, asserted or assessed against Company or any of its Subsidiaries by any federal, state, local or foreign taxing authority or court with respect to any period.

               (iii) Neither Company nor any of its Subsidiaries has (A) executed or entered into with the IRS or any other taxing authority any agreement or other document that continues in force and effect beyond the Effective Time and that extends or has the effect of extending the period for assessments or collection of any federal, state, local or foreign Taxes, (B) executed or entered into with the IRS or any other taxing authority any closing agreement or other similar agreement (nor has Company or any of its Subsidiaries received any ruling, technical advice memorandum or similar determination) affecting the determination of Taxes required to be shown on any Return not yet filed, or (C) requested any extension of time to be granted to file after the Effective Time any Return required by applicable law to be filed by it.

               (iv) Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries. None of the assets of Company or any of its Subsidiaries is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as formerly in effect.

               (v) Neither Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

               (vi) Company has not agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

               (vii) Neither Company nor any of its Subsidiaries is, or has been, a United States Real Property Holding Corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               (viii) Except for the group of which Company is presently a member, Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and each of Company's Subsidiaries has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, except where Company was the common parent of such affiliated group.

               (ix) Neither Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          For purposes of this Agreement, "Taxes" shall mean all federal, state, local, foreign income, property, sales, excise, employment, payroll, franchise, withholding and other taxes, tariffs, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

          (q)  Benefit Plans.  Section 4.1(q) of the Disclosure Schedule sets
               -------------
forth a true, correct and complete list of all the employee benefit plans (as that phrase is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to (or to which Company has any obligation to contribute) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries ("Company ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained or contributed to (or to which Company has any obligation to contribute) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries (Company ERISA Plans and such other plans being referred to as "Company Plans"). Company has furnished or made available to Parent and its representatives a true, correct and complete copy of every document pursuant to which each Company Plan is established or operated (including any summary plan descriptions), a written description of any Company Plan for which there is no written document, and the three most recent annual reports, financial statements and actuarial valuations with respect to each Company Plan. Except as specified in Section 4.1(q) of the Disclosure Schedule:

               (i) none of the Company ERISA Plans is a "multiemployer plan" within the meaning of ERISA;

               (ii) none of the Company Plans promises or provides retiree health benefits or retiree life insurance benefits to any person;

               (iii) none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

               (iv) neither Company nor any of its Subsidiaries has an obligation to adopt, or is considering the adoption of, any new benefit or compensation plan, program or arrangement or, except as required by law, the amendment of an existing Company Plan;

               (v)    each Company ERISA Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company ERISA Plan;

               (vi) each Company Plan has been operated in accordance with its terms and the requirements of all applicable law, and no prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Company ERISA Plan;

               (vii) neither Company nor any of its Subsidiaries or members of their "controlled group" has incurred any direct or indirect liability under ERISA or the Code in connection with the termination of, withdrawal from or failure to fund, any Company ERISA Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability;

               (viii) the aggregate accumulated benefit obligations of each Company ERISA Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Company ERISA Plan and based on the discount rate and other actuarial assumptions used in such valuation) do not exceed the fair market value of the assets of such Company ERISA Plan (as of the date of such valuation);

               (ix) Company is not aware of any claims relating to the Company Plans, other than routine claims for benefits; and

               (x) None of the Company Plans provides for benefits or other participation therein, and Company has received no claims or demands for participation in or benefits under any Company Plan, by any individual classified or treated by the Company as an independent contractor;

provided, however, that the failure of the representations set forth in clauses
(v), (vi), (vii), (ix) and (x) to be true and correct shall not be deemed to be a breach of any such representation unless such failures could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (r)  Absence of Changes in Benefit Plans.  Except as disclosed in the
               -----------------------------------
Filed SEC Documents or in Section 4.1(r) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, neither Company nor any of its Subsidiaries has adopted or agreed to adopt any collective bargaining agreement or any Company Plan.

          (s)  Labor Matters.
               -------------

               (i) Except as specified in Section 4.1(s)(i) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any employment, labor or collective bargaining agreement, and there are no employment, labor or collective bargaining agreements which pertain to employees of Company or any of its Subsidiaries. Company has heretofore made available to Parent true, complete and correct copies of the agreements set forth in Section 4.1(s)(i) of the Disclosure Schedule, together with all amendments, modifications, supplements or side letters affecting the duties, rights and obligations of any party thereunder.

               (ii) No employees of Company or any of its Subsidiaries are represented by any labor organization and, to the knowledge of Company, no labor organization or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and, to the knowledge of Company, there are no organizing activities involving Company or any of its Subsidiaries pending with any labor organization or group of employees of Company or any of its Subsidiaries.

               (iii) Except as specified in Section 4.1(s)(iii) of the Disclosure Schedule, there are no (A) unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of Company or any of its Subsidiaries, or (B) complaints, charges or claims against Company or any of its Subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Company or any of its Subsidiaries.

          (t)  Brokers.  No broker, investment banker, financial advisor or
               -------
other person, other than Adams, Harkness & Hill, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Company.

          (u)  Written Opinion of Financial Advisor.  Company has received the
               ------------------------------------
written opinion of Adams, Harkness & Hill, dated August 26, 1998 (a true, correct and complete copy of which has been delivered to Parent by Company), to the effect that, based upon and subject to the matters set forth therein and as of the date thereof, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or modified.

          (v)  Voting Requirements.  The affirmative votes of each of (i) the
               -------------------
holders of two-thirds of the outstanding Shares entitled to vote at the Stockholders Meeting with respect to the approval of this Agreement, taken as a whole, (ii) the affirmative vote of the holders of two-thirds of the outstanding Common Shares entitled to vote at the Stockholders Meeting with respect to the approval of this Agreement, taken separately, and (iii) the affirmative vote of the holders of two-thirds of the outstanding Preferred Shares entitled to vote at the Stockholders

Meeting with respect to the approval of this Agreement, taken separately, are the only votes of the holders of any class or series of Company's capital stock or other securities required in connection with the consummation by Company of the Merger and the other transactions contemplated hereby to be consummated by Company. The restrictions contained in Chapters 110C, 110D, 110E and 110F of the Massachusetts General Laws are not applicable to the transactions contemplated hereby, including the transactions contemplated by the Stock Option Agreement and the Stockholder Agreement.

      Section 4.2   Representations and Warranties of Parent and Merger Sub.
                    -------------------------------------------------------
Parent and Merger Sub represent and warrant to Company as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Parent and
               ------------------------------------------
Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

          (b)  Authority; Noncontravention.  Parent and Merger Sub have the
               ---------------------------
requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the Executive Committee of the Board of Directors of Parent and the Board of Directors of Merger Sub and have been duly approved by Parent as sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principals of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub, in each case as amended to the date of this Agreement, (ii) subject to the governmental filings and other matters referred to in Section 4.2(c), conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in Section 4.2(c), contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (c)  Consents and Approvals.  No consent, approval or authorization
               ----------------------
of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Massachusetts Articles of Merger with the Massachusetts State Secretary and the filing of the Georgia Certificate of Merger with the Georgia State Secretary and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, and (iv) any other consents, approvals, authorizations, filings or notices the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (d)  Certain Information.  None of the information supplied or to be
               -------------------
supplied by Parent or Merger Sub specifically for inclusion in the Proxy Statement will, at the time it is so supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (e)  Financing.  Parent and Merger Sub collectively have cash on hand
               ---------
or financing commitments from financially responsible third parties, or a combination thereof, in an aggregate amount sufficient to enable Parent and Merger Sub to (i) pay in full the Merger Consideration and all fees and expenses payable by Parent and Merger Sub in connection with this Agreement and the transactions contemplated thereby and (ii) satisfy and discharge such of Company's existing indebtedness as, pursuant to its terms, will become due and payable prior to its stated maturity as a result of the consummation of the transactions contemplated hereby.


                                   ARTICLE V

                         CONDUCT OF BUSINESS OF COMPANY

      Section 5.1   Conduct of Business of Company.  Except as expressly
                    ------------------------------
provided for herein, during the period from the date of this Agreement to the Effective Time, Company shall, and shall cause each of its Subsidiaries to, act and carry on its business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations, keep available the services of its current key officers and employees and preserve the goodwill of those engaged in material business relationships with Company, and to that end, without limiting the generality of the foregoing, Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of
Parent:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock (other than, with respect to a Subsidiary of Company, to its corporate parent), (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, except, in the case of this clause (C), for the acquisition of Shares from holders of Options in full or partial payment of the exercise price payable by such holder upon exercise of Options;

               (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than upon the exercise of Options outstanding on the date of this Agreement;

               (iii) amend its articles of organization, by-laws or other comparable charter or organizational documents;

               (iv) directly or indirectly acquire, make any investment in, or make any capital contributions to, any person other than in the ordinary course of business consistent with past practice;

               (v) directly or indirectly sell, pledge or otherwise dispose of or encumber any of its properties or assets that are material to its business, except for sales, pledges or other dispositions or encumbrances in the ordinary course of business consistent with past practice;

               (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Company or any direct or indirect wholly owned Subsidiary of Company or (B) make any loans or advances to any other person, other than to Company or to any direct or indirect wholly owned Subsidiary of Company and other than routine advances to employees consistent with past practice, except, in the case of clause (A), for borrowings under the Existing Credit Agreement (as hereinafter defined) in the ordinary course of business consistent with past practice or pursuant to Advances provided for in
Section 6.11;

               (vii) grant or agree to grant to any officer, employee or consultant any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company Plans, except as may be required under existing agreements or by law;

               (viii) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

               (ix) enter into or amend any employment, consulting, severance or similar agreement with any individual, except with respect to new hires of non-officer employees in the ordinary course of business consistent with past practice;

               (x) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (as hereinafter defined);

               (xi) make any tax election or settle or compromise any income tax liability of Company or of any of its Subsidiaries involving on an individual basis more than $50,000;

               (xii) make any change in any method of accounting or accounting practice or policy, except as required by any changes in generally accepted accounting principles;

               (xiii) enter into any agreement, understanding or commitment that restrains, limits or impedes Company's ability to compete with or conduct any business or line of business;

               (xiv) except as specified in Section 5.1 of the Disclosure Schedule, plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company or its Subsidiaries;

               (xv) accelerate the collection of any account receivable or delay the payment of any account payable, or otherwise reduce the assets or increase the liabilities of Company or any of its Subsidiaries otherwise than in the ordinary course of business consistent with past practice, in any such case with the purpose or effect of using the resulting increase in the cash flow of Company or any of its Subsidiaries to reduce the total indebtedness of Company and its Subsidiaries for money borrowed; or

               (xvi) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this
Section 5.1.

                                  ARTICLE VI

                             ADDITIONAL COVENANTS

      Section 6.1   Preparation of the Proxy Statement.  As soon as practicable
                    ----------------------------------
following the date hereof, Company and Parent shall jointly prepare a proxy statement (the "Proxy Statement"), in accordance with the Exchange Act and the rules and regulations under the Exchange Act, with respect to the transactions contemplated hereby. Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Proxy Statement. Company and Parent shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the stockholders of Company at the earliest practicable date.

      Section 6.2   Stockholders Meeting.  Company shall take all action
                    --------------------
necessary, in accordance with the MBCL, the Exchange Act and other applicable law and its articles of organization and by-laws, to convene and hold a special meeting of the stockholders of Company (the "Stockholders Meeting") as promptly as practicable after the date hereof for the purpose of considering and voting upon this Agreement and to solicit proxies pursuant to the Proxy Statement in connection therewith. Subject to the provisions of Section 6.6(b), the Board of Directors of Company shall recommend that the holders of Shares vote in favor of the approval of this Agreement at the Stockholders Meeting and shall cause such recommendation to be included in the Proxy Statement. At the Stockholders Meeting, Parent and Merger Sub shall vote any Shares beneficially owned by them (which may be voted by them pursuant to applicable law) in favor of the approval of this Agreement.

      Section 6.3   Access to Information; Confidentiality.  Each of Parent and
                    --------------------------------------
Company shall, and shall cause each of its Subsidiaries to, afford to the other and its officers, employees, counsel, financial advisors and other representatives access during the period prior to the Effective Time to all its properties, books, contracts, commitments, Returns, personnel and records and, during such period, each of Parent and Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to the other such information concerning its business, properties, financial condition, operations and personnel as the other may from time to time request. Any such investigation by Parent or Company shall not affect the representations or warranties contained in this Agreement. Except as required by law, Parent and Company will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained from the other in confidence to the extent required by, and in accordance with the provisions of, the letter agreement, dated June 9, 1998, between Parent and Company with respect to confidentiality and other matters.

      Section 6.4   Reasonable Best Efforts.  On the terms and subject to the
                    -----------------------
conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII.

      Section 6.5   Public Announcements.  Parent and Merger Sub, on the one
                    --------------------
hand, and Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, SEC filing (including without limitation the Proxy Statement) or other public statements with respect to the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, by court process or by obligations pursuant to any listing agreement with any national securities exchange.

      Section 6.6   No Solicitation; Acquisition Proposals.
                    --------------------------------------

          (a) During the period from and including the date of this Agreement to and including the Effective Time, Company shall not, and shall not authorize or permit any of its Subsidiaries, or any of its or their affiliates, officers, directors, employees, agents or representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by Company or any of its Subsidiaries), to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that nothing in this Agreement shall prohibit the Board of Directors of Company, prior to the time at which this Agreement shall have been approved by Company's stockholders, from furnishing information to, or entering into, maintaining or continuing discussions or negotiations with, any person that makes an unsolicited, bona fide written Acquisition Proposal after the date hereof if, and to the extent that, the Board of Directors of Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (i) such Acquisition Proposal would be more favorable to Company's stockholders than the Merger, and
(ii) the failure to take such action would result in a breach by the Board of Directors of Company of its fiduciary duties to Company's stockholders under applicable law, and, prior to furnishing any non-public information to such person, Company receives from such person an executed confidentiality agreement with provisions no less favorable to Company than the letter agreement relating to the furnishing of confidential information of Company to Parent referred to in the last sentence of Section 6.3. Company shall promptly (and, in any event within 24 hours) notify Parent after receipt of any Acquisition Proposal or any request for information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any person who has informed Company that such person is considering making, or has made, an Acquisition Proposal (which notice shall identify the person making, or considering making, such Acquisition Proposal and shall set forth the material terms of any Acquisition Proposal received), and Company shall keep Parent informed in reasonable detail of the terms, status and other pertinent details of any such Acquisition Proposal.

          (b) During the period from and including the date of this Agreement to and including the Effective Time, neither the Board of Directors of Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval of this Agreement or the transactions contemplated hereby or the recommendation referred to in the penultimate sentence of Section 6.2; provided, however, that nothing contained in this Agreement will prohibit the Board of Directors of Company from withdrawing or modifying the recommendation referred to in the penultimate sentence of Section 6.2 following the receipt by Company after the date hereof, under circumstances not involving any breach of the provisions of
Section 6.6(a), of an unsolicited Acquisition Proposal if, and to the extent that, the Board of Directors of Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (i) the transactions contemplated by such Acquisition Proposal would be more favorable to Company's stockholders than the transactions contemplated hereby, and (ii) the failure to take such action would result in a breach by the Board of Directors of Company of its fiduciary duties to Company's stockholders under applicable law; and provided further that nothing contained in this Agreement will prohibit the Board of Directors of Company from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

          (c) Nothing in this Section 6.6, and no action taken by the Board of Directors of the Company pursuant to this Section 6.6, will (i) have any effect on Company's obligations under the first sentence of Section 6.2, which obligations shall be absolute and unconditional, (ii) permit Company to terminate this Agreement except in accordance with the provisions of Section 8.1, (iii) permit Company to enter into any agreement providing for any transaction contemplated by an Acquisition Proposal for as long as this Agreement remains in effect, or (iv) affect in any manner any other obligation of Company under this Agreement.

          (d) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer, proposal or other indication of interest regarding any of the following (other than the transactions contemplated by this Agreement or the Stock Option Agreement with Parent or Merger Sub) involving Company: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20% percent or more of the outstanding shares of capital stock of Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      Section 6.7   Consents, Approvals and Filings.  Upon the terms and subject
                    -------------------------------
to the conditions hereof, each of the parties hereto shall (a) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and the Exchange Act, with respect to the Merger and the other transactions contemplated hereby and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby, including without limitation using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Company and its Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated hereby and to fulfill the conditions to the Merger; provided, however, that in no event shall Parent or any of its Subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including without limitation the Surviving Corporation after consummation of the Merger) in connection with or as a condition to receiving the consent or approval of any Governmental Entity (including without limitation under the HSR Act). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

      Section 6.8   Board Action Relating to Stock Option Plans.  As soon as
                    -------------------------------------------
practicable following the date of this Agreement, the Board of Directors of Company (or, if appropriate, any committee administering a Stock Option Plan) shall adopt such resolutions and take such actions as may be required to cause each outstanding Option to be automatically converted, at the Effective Time, into a Substitute Option in accordance with Section 2.2 and shall make such other changes to the Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld).

      Section 6.9   Employee Benefit Matters.
                    ------------------------

          (a) From and after the Effective Time, Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to, honor and provide for payment of all accrued obligations and benefits under all Company Plans and employment or severance agreements between Company and persons who are or had been employees of Company or any of its Subsidiaries at or prior to the Effective Time ("Covered Employees"), all in accordance with their respective terms.

          (b) From and after the Effective Time, Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to, provide Covered Employees who remain in the employ of Parent or any such Subsidiary employee benefits that are reasonably comparable to the employee benefits provided to similarly situated employees of Parent or any such Subsidiary who are not Covered Employees. To the extent that Covered Employees are included in any benefit plan of Parent or its Subsidiaries, Parent agrees that the Covered Employees shall receive credit under such plan (other than any such plan providing for sabbaticals) for service prior to the Effective Time with Company and its Subsidiaries to the same extent such service was counted under similar Company Plans for purposes of eligibility, vesting, eligibility for retirement (but not for benefit accrual) and, with respect to vacation, disability and severance, benefit accrual. To the extent that Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in at the Effective Time, Parent agrees that any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Company Plan at the Effective Time, and shall provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

          (c) Notwithstanding anything in this Agreement to the contrary, from and after the Effective Time, the Surviving Corporation will have sole discretion over the hiring, promotion, retention, firing and other terms and conditions of the employment of employees of the Surviving Corporation. Except as otherwise provided in this Section 6.9, nothing herein shall prevent Parent or the Surviving Corporation from amending or terminating any Company Plan in accordance with its terms.

      Section 6.10  Indemnification; Directors' and Officers' Insurance.
                    ---------------------------------------------------

          (a) For a period of five years after the Effective Time, the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of Merger Sub as in effect on the date of this Agreement (true, correct and complete copies of which have been provided to Company) shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Company in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation the transactions contemplated by this Agreement), unless such modification is required by law.

          (b) For a period commencing at the Effective Time and expiring not later than the fifth anniversary of the Effective Time, Parent shall cause to be maintained in effect policies of directors' and officers' liability insurance, for the benefit of those persons who are covered by Company's directors' and officers' liability insurance policies at the Effective Time, providing coverage with respect to matters occurring prior to the Effective Time that is at least equal to the coverage provided under Company's current directors' and officers' liability insurance policies, to the extent that such liability insurance can be maintained at an annual cost to Parent not greater than 150 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained at such cost, Parent shall maintain as much of such insurance as can be so maintained at a cost equal to 150 percent of the current annual premiums of Company for such insurance.

      Section 6.11  Credit Arrangements.
                    -------------------

          (a) During the period from and after the date hereof to the earlier of the Effective Time and the termination of this Agreement pursuant to Section 8.1, Company shall not (i) modify, amend or supplement, or waive any rights under or in relation to, or enter into any agreement or arrangement inconsistent with, the Forbearance Agreement, the Overadvance Note or the Loan Documents (or request any of the foregoing from Silicon Valley Bank), (ii) make any payments on account of any outstanding borrowings or other obligations under the Loan Documents, except (A) mandatory payments of accrued interest on outstanding principal balances under the Loan Documents as contemplated by Section 5(b) and
Section 7 of the Forbearance Agreement and (B) mandatory payments in respect of Overadvances as contemplated by Section 6 of the Forbearance Agreement, or (iii) effect any advance under the Overadvance Facility (each, an "Advance"), except with Parent's prior written consent obtained in accordance with the provisions of Section 6.11(b).

          (b) Company may request that Parent consent to one or more Advances to be used by Company solely to finance its working capital requirements in the ordinary course of business consistent with past practice. Each request for Parent's consent to an Advance under this Section 6.11(b) shall set forth the proposed amount thereof, the intended use of the proceeds thereof and confirmation that the conditions set forth in Section 6.11(c) are then satisfied (it being understood that Company shall request an Advance only to the extent that Company's other uncommitted sources of working capital are at the time inadequate to satisfy Company's working capital requirements). Subject to Company's compliance with this Section 6.11(b) and the satisfaction of the conditions set forth in Section 6.11(c), Parent shall consent to an Advance so long as the making of such Advance would not result in all Advances in the aggregate exceeding $3,000,000; provided, however, that Parent, in its sole and absolute discretion, may consent to one or more Advances that would result in all Advances in the aggregate exceeding $3,000,000 or at a time when all Advances in the aggregate already exceed $3,000,000.

          (c) The obligation of Parent to consent to any Advance shall be subject to the satisfaction on the date that any Advance is to be made (an "Advance Date") of the following conditions:

              (i) The Forbearance Agreement, the Overadvance Note and the Loan Documents shall be in full force and effect without modification, amendment or supplement, and neither Company nor Silicon Valley Bank shall have (A) waived any rights thereunder without Parent's prior written consent or (B) taken or omitted to take (or expressed any intention to take or omit to take) any action in contravention thereof.

               (ii) Company shall not have taken or omitted to take (or expressed any intention to take or omit to take) any action in contravention of the provisions of this Section 6.11 or the Cash Management Plan set forth in Annex 6.11 to this Agreement.

               (iii) All conditions to the obligations of Parent and Merger Sub to effect the Merger set forth in Section 7.1(b) and Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d) shall have been satisfied (with the references in Sections 7.2(a) and 7.2(b) to the "Closing Date" being deemed for purposes of this Section 6.11(b)(ii) to be references to the applicable Advance Date).

               (iv) From the date hereof to the applicable Advance Date, neither Company nor any of its Subsidiaries or any of its or their affiliates, officers, directors, employees, agents or representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by Company or any of its Subsidiaries) shall have (A) initiated, solicited or encouraged (including by way of providing information or assistance), or taken any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (B) entered into, maintained or continued discussions or negotiated with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agreed to or endorsed any Acquisition Proposal.

               (v) The making of an Advance to Company shall not cause a default or event of default to occur under the Forbearance Agreement, the Overadvance Note, the Loan Documents or any other obligations of Company or any of its Subsidiaries for borrowed money or evidenced by indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes or other contracts relating to the borrowing of money.

               (vi) If a default or event of default has occurred and is continuing under any indenture, credit agreement, security agreement, mortgage, guaranty, promissory note or other contract relating to the borrowing of money (including the Forbearance Agreement, the Overadvance Note and the Loan Documents) to which the Company is a party, Company shall have obtained a written waiver of such default or event of default or a forbearance agreement, in each case in form and substance reasonably satisfactory to Parent.

          (d) Neither Parent nor Merger Sub nor any of their respective affiliates, directors, officers, employees or agents shall have any liability to Company or any other person in connection with any action taken or omitted to be taken under this Section 6.11 or in connection with any Advance or request for an Advance; provided, however, without limiting the generality or effect of Sections 8.1(c) and 8.2, that nothing contained in this Section 6.11(d) shall relieve Parent of liability for any willful or intentional breach by Parent of this Section 6.11.


                                  ARTICLE VII

                             CONDITIONS PRECEDENT

      Section 7.1   Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval.  This Agreement shall have been approved by
              --------------------
the affirmative vote of the holders of the requisite number of shares of capital stock of Company in the manner required pursuant to Company's articles of organization and by-laws, the MBCL and other applicable law.

          (b) No Injunctions or Restraints.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall have complied with its obligations under Section 6.7.

          (c) HSR Act.  All necessary waiting periods under the HSR Act
              -------
applicable to the Merger shall have expired or been earlier terminated.

      Section 7.2   Conditions to Obligations of Parent and Merger Sub.  The
                    --------------------------------------------------
obligation of each of Parent and Merger Sub to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Company contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 7.2 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Company, with the same effect as though such representations and warranties were made as of the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

          (b) Performance of Obligations of Company.  Company shall have
              -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

          (c) No Material Adverse Change.  Since the date of this Agreement,
              --------------------------
Company and its Subsidiaries, taken as a whole, shall not have experienced any Material Adverse Change.

          (d) Certain Litigation.  There shall not be pending or threatened any
              ------------------
suit, action or proceeding seeking to restrain or prohibit the Merger or seeking to obtain from Parent or Company or any of their respective affiliates in connection with the Merger any material damages, or seeking any other relief that, following the Merger, would materially limit or restrict the ability of Parent and its Subsidiaries to own and conduct both the assets and businesses owned and conducted by Parent and its Subsidiaries prior to the Merger and the assets and businesses owned and conducted by Company and its Subsidiaries prior to the Merger.

          (e) Consents.  All consents, authorizations, orders and approvals of
              --------
(or filings or registrations with) any Governmental Entity or any other person required to be obtained or made prior to the Effective Time in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for the filing of the articles of merger pursuant to
Section 1.3 and except where the failure to have obtained or made such consents, authorizations, orders, approvals, filings or registrations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or the Surviving Corporation.

          (f) Insurance.  Parent and Company shall have received written
              ---------
confirmation reasonably satisfactory to Parent from the insurers identified on Annex 7.2 to this Agreement as to the matters set forth on such Annex.

          (g) Termination or Modification of Certain Agreements.  Each of the
              -------------------------------------------------
Agreement, dated December 1, 1996, between Company and SciTools Inc. (formerly known as Scientific Toolworks, Inc.) relating to ADA Professional Developers Tool, as amended, the Agreement, dated August 12, 1997, between Company and Proforma Corporation relating to Provision Workbench/BPR Modelers, as amended, and the Agreement, dated January 1, 1998, between Company and Mesa Systems Guild, Inc. relating to Mesa/Teamwork Model Bridge, as amended, shall have been terminated or modified on terms reasonably satisfactory to Parent.

          (h) Certain Actions by Secured Lender.  Silicon Valley Bank shall not
              ---------------------------------
have exercised any rights or remedies or taken any other action under or in respect of the Loan Documents or the Overadvance Note (as such terms are hereinafter defined) and shall not have failed to make any Advance requested by Company and consented to by Parent pursuant to Section 6.11.

      Section 7.3   Conditions to Obligation of Company.  The obligation of the
                    -----------------------------------
Company to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of each of Parent and Merger Sub contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 7.3 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Parent or a material adverse effect on the economic benefits to be realized by the holders of Shares as a result of the consummation of the Merger, with the same effect as though such representations and warranties were made as of the Closing Date, and Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Merger Sub.  Each of
              ---------------------------------------------------
Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to such effect.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

      Section 8.1   Termination.
                    -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Company, in any one of the following circumstances:

              (i) By mutual written consent duly authorized by the Boards of Directors of Parent and Company.

              (ii) By Parent or Company, if the Effective Time shall not have occurred on or before December 31, 1998, otherwise than as a result of any material breach of any provision of this Agreement by the party seeking to effect such termination.

              (iii) By Parent or Company, if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this Section 8.1(a)(iii) if it has not complied with its obligations under Section 6.7.

              (iv) By Parent or Company, if the Stockholders Meeting shall have been held and this Agreement shall not have been approved by the affirmative vote of the holders of the requisite number of shares of capital stock of Company, provided that Company may not terminate this Agreement pursuant to this
Section 8.1(a)(iv) unless it shall have paid to Parent the Fee provided for in
Section 8.1(b).

               (v) By Parent, if (A) the Board of Directors of Company or any committee thereof shall have (1) withdrawn or modified, in a manner adverse to Parent or Merger Sub, its approval of this Agreement or the transactions contemplated hereby or the recommendation referred to in the penultimate sentence of Section 6.2, (2) approved, endorsed or recommended to its stockholders an Acquisition Proposal, or (3) resolved to do any of the foregoing or (B) if the Stockholders Meeting shall not have been held by October 31, 1998 as a result of a breach by Company of its obligations under Section 6.2.

              (vi) By Parent or Company, if (A) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 business days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) the representations and warranties of the other party contained in this Agreement, which representations and warranties shall be deemed for purposes of this
Section 8.1(a)(vi) not to include any qualification or limitation with respect to materiality (whether by reference to a "Material Adverse Effect" or otherwise), shall have been untrue in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the matters in respect of which such representations and warranties shall have been untrue, in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on such other party.

          (b)     If this Agreement is terminated pursuant to:

                  (i)   Section 8.1(a)(iv); or

                  (ii)  Section 8.1(a)(v);

then, in such event, Company shall pay to Parent prior to such termination, in the case of termination by Company pursuant to Section 8.1(a)(iv), or promptly (and in any event within three business days) after such termination, in the case of termination by Parent pursuant to Section 8.1(a)(iv) or Section 8.1(a)(v), a fee in the amount of $570,000 (the "Fee"), which amount shall be payable in immediately available funds.

          (c) If this Agreement is terminated by Company pursuant to Section 8.1(a)(vi), then, in such event, (i) Parent shall pay to or for the account of Company promptly (and in any event within three business days) after such termination, an amount in immediately available funds equal to $570,000 (the "Liquidated Damages Amount") to be applied as follows: (i) first, to any accrued and unpaid interest on any then-outstanding Advances, (ii) next, to the principal amount of any then-outstanding Advances, and (iii) finally, to the extent not applied pursuant to clauses (i) and/or (ii), to an account specified by Company for such purpose. Notwithstanding anything in this Agreement to the contrary, the payment of the Liquidated Damages Amount pursuant to the immediately preceding sentence shall be the sole and exclusive remedy of Company for any and all damages arising or resulting from or relating to any of the matters referred to in Section 8.1(a)(vi) and, upon compliance by Parent with its obligations (if any) under this Section 8.1(c), none of Parent, Merger Sub, any other Subsidiary of Parent or any of their respective officers, directors, employees, agents, representatives or stockholders shall have any liability or further obligation to Company or any of its officers, directors, employees, agents, representatives or stockholders, or to any other person in respect of any such matters.

      Section 8.2   Effect of Termination.  In the event of the termination and
                    ---------------------
abandonment of this Agreement pursuant to Section 8.1(a) hereof, this Agreement (except for the provisions of Section 4.1(t), the last sentence of Section 6.3, paragraphs (b) and (c) of Section 8.1, this Section 8.2 and Article IX) shall forthwith become void and cease to have any force or effect, without any liability on the part of any party hereto or any of its affiliates; provided, however, that nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

      Section 8.3   Amendment.  Subject to any applicable provisions of the
                    ---------
MBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of this Agreement at the Stockholders Meeting, no amendment shall be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be modified or amended except by written agreement executed and delivered by duly authorized officers of each of the respective parties.

      Section 8.4   Extension; Waiver.  At any time prior to the Effective Time,
                    -----------------
the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      Section 8.5   Procedure for Termination, Amendment, Extension or Waiver.
                    ---------------------------------------------------------
A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of Parent, Merger Sub or Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1   Nonsurvival of Representations and Warranties.  None of the
                    ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      Section 9.2   Fees and Expenses.  Whether or not the Merger shall be
                    -----------------
consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that each of Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with the filing of the premerger notification and report forms under the HSR Act (including filing fees).

      Section 9.3   Definitions.  For purposes of this Agreement:
                    -----------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close;

          (c) "Common Merger Consideration" means the amount of cash the right to receive which a Common Share shall be converted into at the Effective Time pursuant to Section 2.1(c).

          (d) "Conversion Factor" means an amount equal to the quotient obtained by dividing the Common Merger Consideration by $21.50 (i.e., the closing price
                                                       ----
for shares of Parent Common Stock on August 26, 1998).

          (e) "Disclosure Schedule" means the disclosure schedule delivered by each party to the other simultaneously with the execution of this Agreement;

          (f) "Environmental Laws" means any federal, state or local law relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) otherwise relating to pollution of the environment or the protection of human health;

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated by the SEC pursuant thereto;

          (h) "Forbearance Agreement" means the Forbearance Agreement, dated as of August 27, 1998, among Silicon Valley Bank, Company, Cayenne Software Limited, Bachman GmbH and Cadre Technologies;

          (i) "Hazardous Substances" means: (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products including crude oil and any fractions thereof;
(iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other contaminant; and (vi) any substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation;

          (j) "knowledge" means the actual knowledge of any executive officer of Company or Parent, as the case may be;

          (k) "Liens" means, collectively, all pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever;

          (l) "Loan Documents" has the meaning ascribed thereto in the Forbearance Agreement, as such Loan Documents are modified by the Forbearance Agreement;

          (m) "Material Adverse Change" means any one or more changes, events or occurrences which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company; provided, however, that, solely for purposes of this definition insofar as it relates to changes, events, or occurrences after the date hereof and, subject to the next following proviso, no effect that is directly attributable to (i) the performance by Company of its covenants hereunder, (ii) decreases in Company's consolidated revenues, or (iii) the inability of Company or any of its Subsidiaries to collect their respective accounts receivable after making collection efforts consistent with past practice shall be deemed to constitute a Material Adverse Effect on Company; provided, further, however, that the inability of Company to pay its debts when the same are due and payable (whether or not in the ordinary course of business or as a result of any action by any person (other than a breach by Parent of its obligations under Section 6.11) that affects the time at which such obligations are due and payable) shall in all events be deemed to constitute a Material Adverse Effect on Company for purposes of this definition;

          (n) a "Material Adverse Effect" with respect to any person means a material adverse effect on (i) the ability of such person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the condition (financial or otherwise), assets, liabilities (actual or contingent), results of operations or business of such person and its Subsidiaries taken as a whole;

          (o) the "NYSE" means the New York Stock Exchange;

          (p) "Overadvance Facility" has the meaning ascribed thereto in the Forbearance Agreement;

          (q) "Overadvance Note" has the meaning ascribed thereto in the Forbearance Agreement;

          (r) a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (s) "Preferred Merger Consideration" means the amount of cash the right to receive which a Preferred Share shall be converted into at the Effective Time pursuant to Section 2.1(c).

          (t) "Preferred Stockholders" means Integral Capital Partners III, L.P., Integral Capital Partners International III, L.P., Winston Partners L.P., Winston II LLC and Winston II LDC;

          (u) "Securities Act" means the Securities Act of 1933, as amended, including the rules and regulations promulgated by the SEC pursuant thereto;

          (v) a "Subsidiary" of any person means any other person of which (i) the first mentioned person or any Subsidiary thereof is a general partner, (ii) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other person is held by the first mentioned person and/or by any one or more of its Subsidiaries, or (iii) at least 50% of the equity interests of such other person is, directly or indirectly, owned or controlled by such first mentioned person and/or by any one or more of its Subsidiaries.

      Section 9.4   Notices.  All notices, requests, claims, demands and other
                    -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (i)   if to Parent or to Merger Sub, to

                      Sterling Software, Inc.
                      300 Crescent Court
                      Suite 1200
                      Dallas, Texas 75201
                      Attention:      Don J. McDermett, Jr., Esq.
                      Telecopy:       (214) 981-1265

                      with a copy (which shall not constitute notice) to:

                      Jones, Day, Reavis & Pogue
                      2300 Trammell Crow Center
                      2001 Ross Avenue
                      Dallas, Texas  75201
                      Attention: Mark E. Betzen, Esq.
                      Telecopy:  (214) 969-5100

                (ii)  if to Company, to

                      Cayenne Software, Inc.
                      14 Crosby Drive
                      Bedford, Massachusetts 07130
                      Attention: Frederick H. Phillips
                      Telecopy:  (781) 280-6018

                      with a copy (which shall not constitute notice) to:

                      Ropes & Gray
                      One International Place
                      Boston, Massachusetts  02110
                      Attention: Peter H. Dodson, Esq.
                      Telecopy:  (617) 951-7050

      Section 9.5   Interpretation.  When a reference is made in this Agreement
                    --------------
to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      Section 9.6   Entire Agreement; Third-Party Beneficiaries.  This Agreement
                    -------------------------------------------
constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (except for the letter agreement referenced in the last sentence of Section 6.3 and the Stock Option Agreement). This Agreement is not intended to confer upon any person (including without limitation any employees or former employees of Company), other than the parties hereto, any rights or remedies.

      Section 9.7   Governing Law.  Except to the extent necessarily governed by
                    -------------
the GBCC, this Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      Section 9.8   Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Parent and/or Merger Sub may assign this Agreement to any direct or indirect wholly owned Subsidiary of Parent without the prior consent of Company; provided that Parent and/or Merger Sub, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      Section 9.9   Enforcement. Irreparable damage would occur in the event
                    -----------
that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the personal jurisdiction of any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than any appropriate state court in The Commonwealth of Massachusetts or federal court in Suffolk County in The Commonwealth of Massachusetts.

      Section 9.10  Severability.  Whenever possible, each provision or portion
                    ------------
of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      Section 9.11  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                            [signature page follows]

     IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                              STERLING SOFTWARE, INC.


                              By:  /s/ Don J. McDermett, Jr.
                                   --------------------------------------------
                                   Don J. McDermett, Jr.
                                   Senior Vice President and General Counsel


                              STERLING SOFTWARE (SOUTHERN), INC.


                              By:  /s/ Don J. McDermett, Jr.
                                   --------------------------------------------
                                   Don J. McDermett, Jr.
                                   Vice President and Secretary


                              CAYENNE SOFTWARE, INC.


                              By:  /s/ John J. Alexander
                                   --------------------------------------------
                                   John J. Alexander
                                   President and Chief Executive Officer